UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: January 28, 2009): January 30, 2009

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of Principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2009, Richard P. Crystal’s Second Amended and Restated Employment Agreement, dated August 25, 2004, as amended (the “Employment Agreement”) was further amended.  The amendment extends the term of his Employment Agreement to February 11, 2011, and, among other matters, provides that Mr. Crystal’s salary remains unchanged and that he is no longer entitled to severance payments of approximately $3,900,000 if the Company does not renew his Employment Agreement at the end of its term, and in exchange therefore, Mr. Crystal receives a signing bonus of $2,000,000, to be paid in four semi-annual installments of $444,444.42 each, on June 1, 2009, December 1, 2009, June 1, 2010 and December 1, 2010, and a final payment of $222,222.32 on February 11, 2011 (each a “Payment Date”).  Each payment is contingent upon Mr. Crystal’s continued employment with the Company through such Payment Date.  Finally, the amendment adds and amends certain provisions of the Employment Agreement in order to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

In addition, Mr. Crystal was granted a performance unit award under the Company’s 2006 Long-Term Incentive Plan. This award is subject to a performance vesting requirement and Mr. Crystal’s continued employment with the Company through February 11, 2011.  In order to meet the performance vesting requirement, the average closing stock price of the Company’s common stock for the 30 trading days prior to February 11, 2011 (the “Average Closing Stock Price”) shall be equal to or greater than $11.00 per share.  If the performance units become vested on February 11, 2011, Mr. Crystal will receive the number of shares of common stock equal to (i) $3,000,000 divided by the Average Closing Stock Price if such Average Closing Stock Price is equal or greater to $11.00 per share but less than $20.00 per share or (ii) $5,000,000 divided by the Average Closing Stock Price if the Average Closing Stock Price is greater or equal to $20.00 per share.  If Mr. Crystal’s employment is terminated by the Company within six months prior to February 11, 2011 for any reason other than for Cause, as defined in the Employment Agreement, the performance unit award will vest as if he was still employed at February 11, 2011, and the performance conditions are otherwise satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus G. Toal
Date: January 30, 2009	Name:	Sheamus G. Toal
	Title:	Executive Vice President and Chief Financial Officer